Execution Version

    October 28, 2025

Lafayette Square Loan Servicing, LLC
Lafayette Square USA, Inc.
PO Box 25250
PMB 13941
Miami, Florida 33102-5250
Attention: Susan Golden

Re: Tenth Amendment Exit Fee – Second Amended and Restated Side Letter

Ladies and Gentlemen:

Reference is made to (i) that certain Term Loan and Security Agreement dated as of December 3, 2021, as amended from time to time, including, as previously amended pursuant to that certain Seventh Amendment dated as of August 8, 2025 (the “Seventh Amendment”) and that certain Ninth Amendment and Waiver dated as of October 14, 2025 (the “Ninth Amendment”), and as most recently amended pursuant to that certain Tenth Amendment dated as of October 22, 2025 (the “Tenth Amendment”, and such Term Loan and Security Agreement, as so amended from time to time, the “Loan and Security Agreement”), by and among Direct Digital Holdings, LLC, a Texas limited liability company (“Borrower”), Direct Digital Holdings, Inc., a Delaware corporation (“DDH Holdings”), Colossus Media, LLC, a Delaware limited liability company (“Colossus”), Huddled Masses LLC, a Delaware limited liability company (“HM”), Orange142, LLC, a Delaware limited liability company (“Orange” and together with DDH Holdings, Colossus, and HM, “Guarantors” and each individually a “Guarantor” and together with the Borrower, collectively, the “Credit Parties”, and each a “Credit Party”), the lenders from time to time party thereto (the “Lenders”) and Lafayette Square Loan Servicing, LLC, as agent for the Lenders (the “Agent”) and (ii) that certain Amended and Restated Certificate of Designation of Series A Convertible Preferred Stock, as filed with the Secretary of State of the State of Delaware on October 15, 2025 (the “Certificate of Designation”). Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Loan and Security Agreement as of the date hereof or the Certificate of Designation, as applicable.

In consideration of the agreement by Agent and the Lenders to enter into the Tenth Amendment and the transactions contemplated therein, and the conversion and exchange of Term Loans and other Obligations pursuant to the Seventh Amendment and the Ninth Amendment in a principal amount equal to $35,000,000.00 for Series A Preferred Stock issued to Lafayette Square USA,

Inc. (“Lafayette Square”) pursuant to the Certificate of Designation, the Credit Parties agree to pay to the Agent for the benefit of Lafayette Square, an exit fee (the “Exit Fee”) in an amount equal to the Exit Fee Amount (defined below), which is fully earned on the date hereof and shall be due and payable at the time none of the Series A Preferred Stock issued to Lafayette Square are outstanding; provided, that if the Credit Parties redeem in full the Series A Preferred Stock outstanding on the date hereof at the Series A Liquidation Amount on or prior to December 31, 2026, the Credit Parties shall not have an obligation to pay the Exit Fee and no Exit Fee shall be due and payable hereunder. “Exit Fee Amount” shall mean an amount equal to $35,000,000 less the Redeemed Amount (defined below) less the Converted Amount (defined below) less the Exchanged Amount (defined below). “Redeemed Amount” shall mean an amount equal to, on a cumulative basis, the Corporation Redemption Price received by Lafayette Square pursuant to Section 8 of the Certificate of Designation (including, the Corporation Redemption Price paid to Lafayette Square at the time that all of the Series A Preferred Stock is redeemed). “Converted Amount” shall mean an amount equal to, on a cumulative basis, the aggregate Conversion Value (as defined in the Certificate of Designation) of the shares of Series A Preferred Stock converted voluntarily by Lafayette Square to Conversion Shares pursuant to Section 6 of the Certificate of Designation (and, for the avoidance of doubt, not in connection with any Preferred Equity Conversion (as defined in the Tenth Amendment)). “Exchanged Amount” shall mean an amount equal to the net cash proceeds deposited into Lafayette Square’s brokerage account held at Cantor Fitzgerald & Co. (“Cantor”), or other mutually agreed account pursuant to “Exhibit A - Transfer of Underlying Shares” of the Tenth Amendment, pursuant to the Preferred Equity Conversion and sale of such Underlying Shares (as defined in the Tenth Amendment), less any other fees paid to Cantor in connection therewith or any other fees, costs, and expenses paid by Agent or Lafayette Square in connection with such sale (other than, for the sake of clarity, any such fees, costs and expenses which are otherwise addressed pursuant to the fees and expenses reimbursement provisions set forth in the Tenth Amendment and the Loan and Security Agreement).

Without limiting the foregoing, the Exit Fee shall not be refundable under any circumstances. The Exit Fee shall be paid in immediately available funds and shall not be subject to reduction by way of setoff or counterclaim. In addition, payment of the Exit Fee shall be made without deduction for any taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any national, state or provincial taxing authority, in each case except as required by Applicable Law.

Each Credit Party hereby (a) agrees that each Credit Party’s obligation to pay the Exit Fee constitutes an “Exit Fee Obligation” as defined under the Loan and Security Agreement and is a secured Obligation under the Loan and Security Agreement and the Other Documents; (b) ratifies and confirms that the security instruments executed by each Credit Party to secure the full payment and performance of the Obligations (including the Exit Fee Obligation) pursuant to their terms; and (c) acknowledges the continuing existence and priority of the Liens granted, conveyed, and assigned to Agent for its benefit and for the ratable benefit of each Lender, under the security instruments after giving effect to this letter agreement.

Each Credit Party shall take all action that may be necessary or that Agent may request, so as at all times to maintain the validity, perfection, enforceability and priority of Agent’s security interest in and Lien on the Collateral or to enable Agent to protect, exercise or enforce its rights hereunder and in the Collateral. Each Credit Party hereby authorizes Agent to file against such Credit Party, one or more financing, continuation or amendment statements pursuant to the Uniform Commercial Code in form and substance satisfactory to Agent (which statements may have a description of collateral which is broader than that set forth herein, including without limitation a description of Collateral as “all assets” and/or “all personal property” of any Credit Party). The Credit Parties agree that at any time and from time to time, at the expense of the Credit Parties, the Credit Parties will promptly execute and deliver all further instruments and documents, and take all further action that may be necessary or desirable, or that Agent may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted to secure the Obligations (including the Exit Fee Obligation) or to enable Agent to exercise and enforce its rights and remedies hereunder.

Each Credit Party agrees that failure to pay the Exit Fee, as and when due and payable as set forth herein, shall constitute an Event of Default under the Loan and Security Agreement. Following the occurrence and during the continuance of a default under this letter agreement relating to the failure of the Credit Parties to pay the Exit Fee, as and when due and payable, Agent may exercise any and all rights and remedies provided for under the Loan and Security Agreement and Other Documents and may assert all rights and remedies of a secured party under the Uniform Commercial Code or other applicable law, and each Credit Party shall cooperate with all of Agent’s reasonable efforts to preserve the Collateral and will take such actions to preserve the Collateral as Agent may reasonably direct.

The obligations of the Credit Parties under this letter agreement shall survive termination of the Loan and Security Agreement and the Other Documents and payment in full of the Obligations (other than the Exit Fee Obligation). Notwithstanding any of the terms contained herein, the Credit Parties, Agent and the Lenders agree that this letter agreement shall automatically terminate on the Release Date. For purposes hereof, “Release Date” means the payment in full of the Exit Fee in accordance with the terms of this letter agreement.

Except as expressly set forth herein, this letter agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any party under, the Loan and Security Agreement, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Loan and Security Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

This letter agreement amends, restates and supersedes in its entirety, and replaces that certain side letter regarding exit fee between the parties dated October 14, 2025. This letter agreement shall in accordance with Section 5-1401 of the General Obligations Law of the State of New York, be governed by and construed in accordance with the laws of the State of New York.

Please confirm that the foregoing is our mutual agreement and understanding by signing and returning to us an executed counterpart of this letter.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Very truly yours,

DIRECT DIGITAL HOLDINGS, LLC

By:    /s/ KEITH SMITH
Name: Keith Smith
Title: President
DIRECT DIGITAL HOLDINGS, INC.

By:    /s/ KEITH SMITH
Name: Keith Smith
Title: President
COLOSSUS MEDIA, LLC

By:    /s/ KEITH SMITH
Name: Keith Smith
Title: President
HUDDLED MASSES LLC

By:    /s/ KEITH SMITH
Name: Keith Smith
Title: President
ORANGE142, LLC

By:    /s/ KEITH SMITH
Name: Keith Smith
Title: President

AGREED AND ACCEPTED this 22 day of October, 2025:

LAFAYETTE SQUARE LOAN SERVICING, LLC
By:    /s/ PHILIP DANIELE
Name: Philip Daniele
Title: Chief Risk Officer

LAFAYETTE SQUARE USA, INC.
By:    /s/ PHILIP DANIELE
Name: Philip Daniele
Title: Chief Risk Officer

[Signature Page to Second Amended and Restated Side Letter re Exit Fee]
159823.01008/155712012v.4